The Roxbury Funds
_________________

  Letter to Shareholders
________________________________________________________________________________


Dear Shareholder:

     The financial markets performed reasonably well over the past year, with small- and mid-cap stocks continuing to lead the way. As always, the markets remain caught between the often tumultuous and competing struggles of optimism and pessimism. The pessimists talk loudly about such issues as the price of oil, rising interest rates, and the shift in global dominance away from the West and toward the East (especially India and China). The optimists note that the economy continues to grow at a steady, yet measured pace, while corporate earnings remain healthy and the market overall seems fairly priced.

    We tend to believe that "the future for investors is bright," which happens to be the opening line of the new book, The Future for Investors, by Wharton School professor of finance Jeremy Siegel. Dr. Siegel conducted in-depth research on all companies ever included in the Standard & Poor's 500 Index over the last 50 years. His goal was to uncover the unique attributes of the relatively small number of stocks that actually did better than the overall market during this time. While Dr. Siegel's work focused on larger stocks, he found that these same attributes apply to small- and mid-caps as well.

     His conclusion? The top-performing companies had dominant brands, unique niches, and compelling valuations given their growth prospects.

     Those are precisely the characteristics we look for on behalf of The Roxbury Funds, and have since our firm's founding. It's a proven approach that our portfolio management team adheres to like never before, and it's one we apply across all of our various strategies.

     Although it wouldn't be surprising to see continued volatility in the markets given the many real concerns facing our world today, it's important to remember that serious issues have always plagued investors. Still, keep in mind that despite two world wars, a cold war, a presidential resignation, numerous recessions, and sky-high interest rates, equities have consistently provided excellent returns over every extended time period during the past century.

     That's why we're such big believers that the future for investors indeed is bright.

     The following pages contain further discussion about the performance of The Roxbury Mid Cap and Small Cap Growth Funds over the past year. We hope you'll take the time to review this information, and invite you to contact us with any questions.

     In the meantime, thank you for your continued trust and for the opportunity to serve your investment needs.

The Roxbury Funds
_________________

  Letter to Shareholders - continued
________________________________________________________________________________


                    With warm regards,

                    /s/ Brian C. Beh                    /s/ Robert J. Christian
                    President/Chief Operating Officer   President
                    Roxbury Capital Management, LLC     WT Mutual Fund

July 29, 2005

The above comments reflect the investment adviser's views generally regarding the market and the economy, were current as of the date of this letter, and are subject to change at any time.

The Roxbury Funds
_________________

  Management Discussion of Fund Performance
________________________________________________________________________________


Roxbury Small Cap Growth Fund

     On the heels of an exceptional year for the market, small-cap stocks took a bit of a breather over the past 12 months. This came as investors began turning their attention to higher interest rates, increased commodity prices, fears of inflation, and signs of a slowing economy. While volatility in both directions persisted throughout the period, in the end The Roxbury Small Cap Growth Fund Institutional Shares returned 1.53% for the twelve-months ended June 30, 2005. By comparison, the Russell 2000 Growth Index rose 4.29% during that same time.

     Despite excellent stock selection in a number of sectors, the Fund's underperformance relative to its benchmark had everything to do with what we didn't own during the second half of 2004. During this time, by far the strongest stocks were in the energy and commodity areas. Such companies generally have low price/earnings ratios and weak levels of growth. Given our minimum 15% growth hurdle, most of these companies didn't come close to making our stringent cut for inclusion in the portfolio. Indeed, energy was by the far best performing sector in the Russell 2000 Growth Index, rising 51% during the year, as the spot price for oil jumped from $40 to $56 a barrel.

     Because commodity prices are difficult to predict with any degree of accuracy, we don't focus on businesses of a commodity-like nature. Instead, we don't re much more comfortable identifying companies capable of generating sustainable growth of 15% or more. We believe these companies, which are typically traditional growth stocks, should outperform going forward.

     Among our standout holdings during the year was SigmaTel, which more than doubled. The company makes MP3 chips and exceeded expectations following strong sales of MP3s during the holiday season. We took profits and sold the stock, after becoming concerned about valuation. Komag also performed well. This company has about a 40% share of the market for disk drive media. Because drives are being used in more applications, from DVRs for cable boxes to iPods, suppliers haven't been able to keep up with the demand. In the industrial space, Overnite Transportation Company performed extremely well, after receiving a takeover offer from UPS. Likewise, Vicuron Pharmaceuticals propelled ahead after agreeing to be acquired by Pfizer in June.

     On the negative side, Possis Medical was a disappointing performer. Shares of this medical device maker fell after a study on one of the company's products came out with worse than expected results. Cray, a big winner for us in the past, also disappointed after pushing out development timelines on some high ticket computer items. Both companies have since been sold from the portfolio.

     Looking ahead, it seems that commodity concerns have eased, while market sentiment remains neutral. We believe investors will start paying up for companies with solid earnings growth, such as those in the Fund, leading to higher prices in the coming months.

Very truly yours,

/s/ Steven Marshman, CFA        /s/ Robert Marvin, CFA, CPA        /s/ Brian Smoluch, CFA
Portfolio Manager/Analyst       Portfolio Manager/Analyst          Portfolio Manager/Analyst

The Roxbury Funds
_________________

  Management Discussion of Fund Performance - continued
________________________________________________________________________________


     As of June 30, 2005, the top 10 holdings of the Fund, which represented approximately 18.3% of total investments, were:

                                       Percent of                                                                      Percent of
10 Largest Holdings                 Total Investments                     10 Largest Holdings                      Total Investments
___________________                 _________________         ________________________________________________     _________________

Laureate Education, Inc........           2.2%                United Surgical Partners International, Inc.....            1.8%
Alliance Data Systems Corp.....           2.1%                Amedisys, Inc...................................            1.7%
Neurocrine Biosciences, Inc....           1.9%                Affiliated Managers Group, Inc..................            1.7%
Werner Enterprises, Inc........           1.9%                Electronics for Imaging, Inc....................            1.6%
Standard Pacific Corp..........           1.8%                Overnite Corp...................................            1.6%

     The following graph compares the performance of the Roxbury Small Cap Growth Fund Institutional Shares and the Russell 2000 Growth Index since the Fund's commencement of operations on January 2, 2003 through June 30, 2005.*

                               [PERFORMANCE GRAPH]
____________

* Performance quoted represents past performance and does not guarantee future results. Investment return and principal value will fluctuate. Shares, when redeemed, may be worth more or less than their original cost. Current performance may be higher or lower than that shown here. Performance data current to the most recent month-end is available by calling (800) 497-2960.

(1)  For the period January 2, 2003 through June 30, 2005.

(2)  For the period September 30, 2004 through June 30, 2005.

The Roxbury Funds
_________________

  Management Discussion of Fund Performance - continued
________________________________________________________________________________


     An investment in the Fund is not insured by the FDIC or any other governmental agency, is not a deposit of or other obligation of or guaranteed by Wilmington Trust or any other bank or entity, and is subject to risks, including loss of the principal amount invested.

     The values shown reflect a hypothetical investment of $10,000 with distributions reinvested. The total return would have been lower had certain fees and expenses not been waived and/or reimbursed.

     The performance in the table and graph does not reflect the deduction of taxes a shareholder would pay on Fund distributions or redemption of Fund shares.

Distributed by Professional Funds Distributor, LLC.

The Roxbury Funds
_________________

  Management Discussion of Fund Performance - continued
________________________________________________________________________________


Roxbury Mid Cap Fund

     The market environment over the last twelve months has been somewhat volatile. Since declining last summer, stocks have been steadily climbing a wall of worry. The "worries" haven't changed, but continue to make news headlines and test investors' resolve. A week doesn't pass without hearing of higher oil prices, higher short-term interest rates, the housing bubble, or the war on terrorism. While no less important, what seems to get less news coverage is the underlying strength of the U.S. economy in the face of these challenges and the continued rise in corporate earnings.

     Over the past year, large-cap companies in the S&P 500 Index have experienced earnings growth in the mid-teens range, and should continue to enjoy high single-digit earnings growth over the next year. The average mid-cap company, as measured by the Russell Midcap Index, has also grown its earnings at a double-digit pace, a trend that's likely to persist over the next year. Despite a growth rate that is 5 percentage points greater than large-cap companies, mid-caps trade for only 1 multiple point higher on forward earnings. As a result, mid-caps still appear to be an attractive investment choice.

     Stocks drifted up over the past year due primarily to higher corporate earnings. As of June 30, 2005, the Roxbury Mid Cap Fund Investor Shares (formerly Class A Shares) returned 8.75% for the last twelve months, compared to 10.86% for the Russell Midcap Growth Index.

     While market performance was broader in the latter half of 2004, the market has been primarily focused on energy, utilities, and more defensive securities so far this year. Growth stocks have been under pressure, especially technology and financial service companies. Strength in the Fund's homebuilding, retail, and restaurant stocks was solid over the past year. Energy stocks performed well, as did our healthcare investments. On the weaker side, a flattening interest rate yield curve has pressured our investments in banks and investment services. Additionally, some of our technology holdings were disappointing due to poor business execution. We have sold these under-performing businesses and reinvested in what we believe are more attractive opportunities.

     The market environment is likely to be challenging as the uncertain news headlines remain at the forefront. We have considered these risks to our investment strategy and the potential impact on the Fund, and are satisfied that the Fund's portfolio of companies should weather the storm well. We continue to believe that investing in a portfolio of high-quality, profitable, growing companies, which trade at attractive valuations, is a winning long-term strategy.

/s/ Alfred J. Lockwood, CPA, CFA
Co-CIO and Managing Director
Portfolio Manager/Analyst

The Roxbury Funds
_________________

  Management Discussion of Fund Performance - continued
________________________________________________________________________________


     As of June 30, 2005, the top 10 holdings of the Fund, which represented approximately 29.3% of total investments, were:


                                        Percent of                                                                     Percent of
10 Largest Holdings                 Total Investments         10 Largest Holdings                                  Total Investments
___________________                 _________________         ________________________________________________     _________________

CB Richard Ellis Group, Inc.......        3.8%                Kinetic Concepts, Inc...........................            2.9%
Alliance Data Systems Corp........        3.2%                GlobalSantaFe Corp..............................            2.6%
Investors Financial Service Corp..        3.1%                The Cooper Companies, Inc.......................            2.6%
Ross Stores, Inc..................        3.1%                Community Health Systems........................            2.5%
North Fork Bancorporation, Inc....        3.0%                Tractor Supply Co...............................            2.5%

     The following  graph  compares the  performance of the Roxbury Mid Cap Fund
Investor   Shares  and  the  Russell   Midcap  Growth  Index  since  the  Fund's
commencement of operations on December 14, 2000 through June 30, 2005.*

                               [PERFORMANCE GRAPH]

The Roxbury Funds
_________________

  Management Discussion of Fund Performance - continued
________________________________________________________________________________

____________

* Performance quoted represents past performance and does not guarantee future results. Investment return and principal value will fluctuate. Shares, when redeemed, may be worth more or less than their original cost. Current performance may be higher or lower than that shown here. Performance data current to the most recent month-end is available by calling (800) 497-2960.

(1)  For the period December 14, 2000 through June 30, 2005.

(2)  For the period February 8, 2005 through June 30, 2005.

     An investment in the Fund is not insured by the FDIC or any other governmental agency, is not a deposit of or other obligation of or guaranteed by Wilmington Trust or any other bank or entity, and is subject to risks, including loss of the principal amount invested.

     The values shown reflect a hypothetical investment of $10,000 with distributions reinvested. The total return would have been lower had certain fees and expenses not been waived and/or reimbursed.

     The performance in the table and graph does not reflect the deduction of taxes a shareholder would pay on Fund distributions or redemption of Fund shares.

Distributed by Professional Funds Distributor, LLC.

The Roxbury Funds
_________________

  Expense Disclosure
________________________________________________________________________________


                          DISCLOSURE OF FUND EXPENSES

The following Expense Table is shown so that you can understand the impact of fees on your investment. All mutual funds have operating expenses. As a shareholder of a Fund, you incur ongoing costs, including management fees and other Fund expenses. A fund's expenses are expressed as a percentage of its average net assets. This figure is known as the expense ratio. The following examples are intended to help you understand the ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The examples are based on an investment of $1,000 made at the beginning of the period shown and held for the entire period.

The Expense Tables below illustrate your Fund's costs in two ways.


  o Actual fund return. The first line of the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during the period.

  o Hypothetical 5% return. The second line of the table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees, if any. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher. The "Annualized Expense Ratio" represents the actual expenses for the six-month period indicated.

For the Period January 1, 2005 to June 30, 2005

Expense Table

                                                               Beginning         Ending                          Expenses
                                                                Account          Account        Annualized         Paid
                                                                 Value            Value          Expense          During
                                                                1/01/05          6/30/05         Ratio(1)         Period*
                                                             ______________   _____________   ______________   _______________
Roxbury Small Cap Growth Fund - Institutional Shares
Actual Fund Return ......................................      $1,000.00         $  974.30         1.34%            $6.56
Hypothetical 5% Return ..................................      $1,000.00         $1,018.15         1.34%            $6.71

Roxbury Small Cap Growth Fund - Investor Shares
Actual Fund Return ......................................      $1,000.00         $  972.50         1.58%            $7.73
Hypothetical 5% Return ..................................      $1,000.00         $1,016.96         1.58%            $7.90

Roxbury Mid Cap Fund - Institutional Shares(2)
Actual Fund Return ......................................      $1,000.00         $1,013.70         1.30%            $6.50
Hypothetical 5% Return ..................................      $1,000.00         $1,018.35         1.30%            $6.51

Roxbury Mid Cap Fund - Investor Shares
Actual Fund Return ......................................      $1,000.00         $1,024.60         1.55%            $7.78
Hypothetical 5% Return ..................................      $1,000.00         $1,017.11         1.55%            $7.75

The Roxbury Funds
_________________

  Expense Disclosure - continued
________________________________________________________________________________

____________

* Expenses are equal to the Fund's annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

(1) During the period presented, the Roxbury Small Cap Growth Fund and the Roxbury Mid Cap Fund each operated as a feeder fund in a master-feeder structure and invested 100% of its investable assets in a corresponding series of WT Investment Trust I. The "Annualized Expense Ratio" includes expenses allocated from the respective series. Effective July 1, 2005, the Funds no longer operate in a master-feeder structure. Had this change in structure been in place as of January 1, 2005, the Funds' expense analysis would have been as follows:
     The change in structure did not affect the expenses of the Roxbury Mid Cap Fund's Investor or Institutional Shares, which reflect the contractual expense limitation by the advisor.

(2) The Roxbury Mid Cap Fund's Institutional Shares commenced operations on February 9, 2005. For purposes of this analysis, the Institutional Shares annualized expense ratio was applied to the period January 1, 2005 through June 30, 2005. However, the ending account value for the "Actual Fund Return" reflects the performance since inception and has not been annualized.

                                                                  Beginning      Ending                   Expenses
                                                                   Account       Account    Annualized      Paid
                                                                    Value         Value       Expense      During
                                                                   1/01/05       6/30/05       Ratio       Period
                                                                 ___________   ___________   _________   __________
Roxbury Small Cap Growth Fund - Institutional Shares
Actual Fund Return ...........................................    $1,000.00     $  974.75      1.31%       $6.41
Hypothetical 5% Return .......................................    $1,000.00     $1,018.30      1.31%       $6.56

Roxbury Small Cap Growth Fund - Investor Shares
Actual Fund Return ...........................................    $1,000.00     $  972.65      1.55%       $7.58
Hypothetical 5% Return .......................................    $1,000.00     $1,017.26      1.55%       $7.75

The Roxbury Funds
_________________

  Disclosure of Portfolio Holdings
________________________________________________________________________________


PORTFOLIO HOLDINGS
June 30, 2005

As of June 30, 2005, 100% of the Roxbury Small Cap Growth and Roxbury Mid Cap Funds were invested in a corresponding series of WT Investment Trust I. The following tables present a summary of the portfolio holdings of each of the corresponding series of WT Investment Trust I as a percent of their total investments.

Small Cap Growth Series

Common stocks
  Consumer Discretionary .............      16.4%
  Consumer Staples ...................       1.0%
  Energy .............................       6.2%
  Financials .........................       7.7%
  Health Care ........................      18.7%
  Industrials ........................      17.6%
  Information Technology .............      26.8%
  Materials ..........................       1.4%
  Telecommunication Services. ........       1.0%
Short-Term Investments. ..............       3.2%
                                           ______

                                           100.0%

                                           ======

Mid Cap Series

Common stocks
  Consumer Discretionary .............      27.4%
  Energy .............................       7.3%
  Financials .........................      16.5%
  Health Care ........................      24.1%
  Industrials ........................       5.4%
  Information Technology .............      14.6%
  Telecommunication Services. ........       2.3%
Short-Term Investments. ..............       2.4%
                                           ______

                                           100.0%

                                           ======

DISCLOSURE OF PORTFOLIO HOLDINGS

The Funds file a complete schedule of investments with the SEC for their first and third fiscal quarters on Form N-Q. Form N-Q is available upon request, without charge, by visiting the SEC's website at http://www.sec.gov, or they may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the Public Reference
Room).

The Roxbury Funds
_________________

  Financial Statements
________________________________________________________________________________


STATEMENTS OF ASSETS AND LIABILITIES
June 30, 2005

                                                                            Small Cap
                                                                             Growth          Mid Cap
                                                                              Fund           Fund(1)
                                                                            ____________   ____________
Assets:

Investment in Series, at value .........................................    $147,929,520   $12,770,096
Receivable for Fund shares sold ........................................      10,011,354         3,503
Receivable for investment in Series withdrawn. .........................         280,673        70,000
Receivable from adviser ................................................               -        13,030
Other assets ...........................................................           8,362           770
                                                                            ____________   ____________

Total assets ...........................................................     158,229,909    12,857,399
                                                                            ____________   ____________
Liabilities:

Payable for Fund shares redeemed .......................................         280,673        70,000
Payable for investment in Series .......................................      10,011,354         3,503
Accrued expenses .......................................................          25,662        16,090
                                                                            ____________   ____________

Total liabilities ......................................................      10,317,689        89,593
                                                                            ____________   ____________

Net Assets .............................................................    $147,912,220   $12,767,806

                                                                            ============   ============

Net Assets consist of:

Paid-in capital ........................................................    $140,055,544   $11,041,145
Accumulated net realized loss on investments ...........................      (6,313,694)       (8,844)
Net unrealized appreciation of investments .............................      14,170,370     1,735,505
                                                                            ____________   ____________

Net Assets .............................................................    $147,912,220   $12,767,806

                                                                            ============   ============

Net Assets by share class:
  Institutional Shares .................................................    $147,906,740   $ 1,078,612
  Investor Shares ......................................................           5,480    11,689,194
                                                                            ____________   ____________

                                                                            $147,912,220   $12,767,806

                                                                            ============   ============

Shares of beneficial interest outstanding
  ($0.01 par value, unlimited authorized shares):
  Institutional Shares .................................................       8,878,214       184,623
  Investor Shares ......................................................             330     2,001,356

Net Asset Value, offering and redemption price per share:
  Institutional Shares .................................................    $      16.66   $      5.84
  Investor Shares ......................................................    $      16.62   $      5.84

____________

1  Investor Shares of the Mid Cap Fund were formerly known as Class A Shares.


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Financial Statements - continued
________________________________________________________________________________


STATEMENTS OF OPERATIONS
For the Fiscal Year Ended June 30, 2005

                                                                             Small Cap
                                                                               Growth        Mid Cap
                                                                                Fund         Fund(1)
                                                                            ____________   ____________
Net Investment Income (Loss) from Series:

  Dividends ............................................................    $    205,276   $     58,479
  Interest .............................................................          94,296          7,003
  Expenses .............................................................      (1,083,385)      (145,122)
                                                                            ____________   ____________

      Net investment income (loss) from Series .........................        (783,813)       (79,640)
                                                                            ____________   ____________
Expenses:

  Administration and accounting fees ...................................          27,629         27,629
  Administration and accounting fees - Institutional Shares ............          13,816         13,816
  Administration and accounting fees - Investor Shares .................           9,315          4.916
  Transfer agent fees ..................................................          35,279         76,330
  Distribution fees - Investor Shares ..................................              10              -
  Shareholder service fees - Investor Shares ...........................               -         30,610
  Reports to shareholders ..............................................          31,343             30
  Compliance services ..................................................           5,257            656
  Trustees' fees .......................................................          13,135         13,137
  Registration fees ....................................................          42,732          1,850
  Professional fees ....................................................          15,039          7,840
  Other ................................................................          12,033         10,304
                                                                            ____________   ____________

    Total expenses before fee waivers and expense reimbursements .......         205,588        187,118
    Expenses reimbursed ................................................               -        (90,613)
    Administration and accounting fees waived ..........................          (3,285)       (27,629)
    Administration and accounting fees waived - Institutional Shares ...          (1,643)        (4,916)
    Administration and accounting fees waived - Investor Shares ........          (9,315)       (13,816)
                                                                            ____________   ____________

      Total expenses, net ..............................................         191,345         50,144
                                                                            ____________   ____________

  Net investment loss ..................................................        (975,158)      (129,784)
                                                                            ____________   ____________
Net realized and unrealized gain (loss) on investments from Series:

  Net realized gain (loss) on investments ..............................      (5,879,896)        27,648
  Net change in unrealized appreciation (depreciation) on investments ..       9,054,165      1,290,539
                                                                            ____________   ____________

  Net gain on investments from Series ..................................       3,174,269      1,318,187
                                                                            ____________   ____________

Net increase in net assets resulting from operations ...................    $  2,199,111   $  1,188,403

                                                                            ============   ============

____________

1 Investor Shares of the Mid Cap Fund were formerly known as Class A Shares.


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Financial Statements - continued
________________________________________________________________________________


STATEMENTS OF CHANGES IN NET ASSETS
For the Fiscal Year Ended June 30, 2005

                                                                                     Small Cap
                                                                                       Growth        Mid Cap
                                                                                        Fund         Fund(1)
                                                                                    ____________   ____________
Increase (Decrease) in Net Assets:

Operations:
  Net investment loss ..........................................................    $   (975,158)  $   (129,784)
  Net realized gain (loss) on investments ......................................      (5,879,896)        27,648
  Net change in unrealized appreciation (depreciation) of investments ..........       9,054,165      1,290,539
                                                                                    ____________   ____________

  Net increase in net assets resulting from operations ...........................       2,199,111      1,188,403
                                                                                    ____________   ____________
Distributions to shareholders from:
  Net realized gains - Institutional Shares ....................................      (1,490,217)             -
  Net realized gains - Investor Shares .........................................            (113)       (24,519)
                                                                                    ____________   ____________

    Total distributions ........................................................      (1,490,330)       (24,519)
                                                                                    ____________   ____________
Fund share transactions (a):
  Proceeds from shares sold - Institutional Shares .............................     113,249,520      1,347,832
  Proceeds from shares sold - Investor Shares ..................................           5,000     2,997,473
  Cost of shares issued on reinvestment of distributions - Institutional Shares.       1,348,224             -
  Cost of shares issued on reinvestment of distributions - Investor Shares .....             113         21,127
  Cost of shares redeemed - Institutional Shares ...............................     (17,716,585)      (282,574)
  Cost of shares redeemed - Investor Shares ....................................               -     (5,229,927)
                                                                                    ____________   ____________

Net increase (decrease) in net assets from Fund share transactions .............      96,886,272     (1,146,069)
                                                                                    ____________   ____________

Total increase in net assets ...................................................      97,595,053         17,815

Net Assets:

  Beginning of period ..........................................................      50,317,167     12,749,991
                                                                                    ____________   ____________

  End of period ................................................................    $147,912,220   $12,767,806

                                                                                    ============   ============
                                                                                       Shares         Shares
                                                                                    ____________   ____________
(a) Transactions in capital shares were:
  Shares sold - Institutional Shares ...........................................       6,902,121        234,631
  Shares sold - Investor Shares ................................................             323        569,871
  Shares issued on reinvestment of distributions - Institutional Shares ........          80,013              -
  Shares issued on reinvestment of distributions - Investor Shares .............               7          3,806
  Shares redeemed - Institutional Shares .......................................      (1,107,311)       (50,008)
  Shares redeemed - Investor Shares ............................................               -       (941,901)
                                                                                    ____________   ____________

  Net increase (decrease) in shares ............................................       5,875,153       (183,601)

                                                                                    ============   ============

____________

(1)  Investor Shares of the Mid Cap Fund were formerly known as Class A Shares.


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Financial Statements - continued
________________________________________________________________________________


STATEMENTS OF CHANGES IN NET ASSETS
For the Fiscal Year Ended June 30, 2004

                                                                                     Small Cap
                                                                                       Growth        Mid Cap
                                                                                        Fund         Fund(1)
                                                                                    ____________   ____________
Increase (Decrease) in Net Assets:

Operations:
  Net investment loss ..........................................................    $   (503,737)  $    (47,706)
  Net realized gain on investments .............................................       2,333,073        101,269
  Net change in unrealized appreciation (depreciation) of investments ..........       4,359,850        377,472
                                                                                    ____________   ____________

  Net increase in net assets resulting from operations .........................       6,189,186        431,035
                                                                                    ____________   ____________
Distributions to shareholders from:
  Net realized gain - Institutional Shares .....................................        (837,985)             -
                                                                                    ____________   ____________

    Total distributions ........................................................        (837,985)             -
                                                                                    ____________   ____________
Fund share transactions (a):
  Proceeds from shares sold - Institutional Shares .............................      39,815,751              -
  Proceeds from shares sold - Investor Shares ..................................               -     11,664,387
  Cost of shares issued on reinvestment of distributions - Institutional Shares.         723,329              -
  Cost of shares redeemed - Institutional Shares ...............................      (4,408,530)             -
  Cost of shares redeemed - Investor Shares ....................................               -       (382,478)
                                                                                    ____________   ____________

Net increase in net assets from Fund share transactions ........................      36,130,550     11,281,909
                                                                                    ____________   ____________

Total increase in net assets ...................................................      41,481,751     11,712,944

Net Assets:

  Beginning of year ............................................................       8,835,416      1,037,047
                                                                                    ____________   ____________

  End of year ..................................................................    $ 50,317,167   $ 12,749,991

                                                                                    ============   ============

Accumulated net investment loss ................................................    $     (3,028)  $     (3,028)

                                                                                    ============   ============
                                                                                       Shares         Shares
                                                                                    ____________   ____________
(a) Transactions in capital shares were:
  Shares sold - Institutional Shares ...........................................       2,534,576              -
  Shares sold - Investor Shares ................................................               -      2,199,324
  Shares issued on reinvestment of distributions - Institutional Shares ........          46,576              -
  Shares redeemed - Institutional Shares .......................................        (270,146)             -
  Shares redeemed - Investor Shares ............................................               -        (74,502)
                                                                                    ____________   ____________

  Net increase in shares .......................................................       2,311,006      2,124,822

                                                                                    ============   ============

____________

(1)  Investor Shares of the Mid Cap Fund were formerly known as Class A Shares.


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Financial Highlights
________________________________________________________________________________


The following tables include selected data for a share outstanding throughout each period and other performance information derived from the financial statements. They should be read in conjunction with the financial statements and notes thereto.



                                                                    For the Fiscal Years Ended June 30,      For the Period
                                                                    ___________________________________    January 2, 2003(1)
                                                                                                               through
                                                                        2005                   2004         June 30, 2003
                                                                    ____________           ____________    _______________
Small Cap Growth Fund(2) - Institutional Shares

Net Asset Value - Beginning of Period ......................          $  16.75               $  12.76         $  10.00
                                                                    ____________           ____________    _______________

Investment Operations:

  Net investment loss(3) ...................................             (0.17)                 (0.25)           (0.09)
  Net realized and unrealized gain on investments ..........              0.43                   4.64             2.85
                                                                    ____________           ____________    _______________

    Total from investment operations .......................              0.26                   4.39             2.76
                                                                    ____________           ____________    _______________
Distributions:

  From net realized gains ..................................             (0.35)                 (0.40)               -
                                                                    ____________           ____________    _______________

Net Asset Value - End of Period ............................          $  16.66               $  16.75         $  12.76

                                                                    ============           ============    ===============

Total Return ...............................................             1.53%                 34.67%            27.60%**

Ratios (to average net assets)/Supplemental Data:(4)

  Expenses:
    Including waivers/reimbursements .......................             1.36%                  1.69%             1.75%*
    Excluding waivers/reimbursements .......................             1.37%                  1.79%             9.13%*
  Net investment loss ......................................           (1.04)%                (1.53)%           (1.45)%*
Portfolio Turnover .........................................              161%                   172%               86%**
Net assets at end of period (000 omitted) ..................          $147,907               $ 50,317         $  8,835

____________

*    Annualized.

**   Not Annualized.

(1)  Commencement of operations.

(2) Effective May 4, 2004, the Wilmington Small Cap Growth Portfolio changed its name to the Roxbury Small Cap Growth Fund.

(3) The net investment loss per share was calculated using the average shares outstanding method.

(4) For the periods presented, the Fund operated as a feeder fund in a master-feeder structure. The expense and net investment loss ratios include expenses allocated from the master fund, WT Investment Trust I - Small Cap
     Growth Series (the "Series"), and the portfolio turnover reflects the investment activity of the Series. Effective July 1, 2005, the Fund no longer operates in a master-feeder structure.


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Financial Highlights - continued
________________________________________________________________________________

                                                                                                    For the Period
                                                                                                 September 30, 2004(1)
                                                                                                       through
                                                                                                    June 30, 2005
                                                                                                     ________
Small Cap Growth Fund - Investor Shares

Net Asset Value - Beginning of Period .....................................................          $  15.48
                                                                                                     ________
Investment Operations:
  Net investment loss(2) ..................................................................             (0.15)
  Net realized and unrealized gain on investments .........................................              1.64
                                                                                                     ________

    Total from investment operations ......................................................              1.49
                                                                                                     ________
Distributions:

  From net realized gains .................................................................             (0.35)
                                                                                                     ========

Net Asset Value - End of Period ...........................................................          $  16.62

                                                                                                     ========

Total Return ..............................................................................             9.60%**

Ratios (to average net assets)/Supplemental Data:(3)

  Expenses:
    Including waivers/reimbursements ......................................................             1.60%*
    Excluding waivers/reimbursements ......................................................           236.10%*
  Net investment loss .....................................................................           (1.28)%*
Portfolio Turnover ........................................................................              161%**
Net assets at end of period (000 omitted) .................................................          $      5

____________

*    Annualized.

**   Not annualized.

(1)  Commencement of operations.

(2) The net investment loss per share was calculated using the average shares method.

(3) For the period presented, the Fund operated as a feeder fund in a master-feeder structure. The expense and net investment loss ratios include expenses allocated from the master fund, WT Investment Trust I - Small Cap
     Growth Series (the "Series"), and the portfolio turnover reflects the investment activity of the Series. Effective July 1, 2005, the Fund no longer operates in a master-feeder structure.


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Financial Highlights - continued
________________________________________________________________________________




                                                                   For the Fiscal Years Ended June 30,             For the Period
                                                      _____________________________________________________     December 14, 2000(1)
                                                                                                                       through
                                                        2005          2004          2003            2002            June 30, 2001
                                                      ________       _______       _______       __________      ___________________
Mid Cap Fund - Investor Shares(2)

Net Asset Value - Beginning of Period ..........      $   5.38       $  4.24       $  4.32       $     5.55           $  5.00
                                                      ________       _______       _______       __________           _______

Investment Operations:
  Net investment loss(3) .......................         (0.05)        (0.05)        (0.05)           (0.06)            (0.04)
  Net realized and unrealized gain (loss) on
  investments ..................................          0.52          1.19         (0.03)           (1.08)             0.59
                                                      ________       _______       _______       __________           _______

    Total from investment operations ...........          0.47          1.14         (0.08)           (1.14)             0.55
                                                      ________       _______       _______       __________           _______
Distributions:

  From net realized gains ......................         (0.01)            -             -            (0.09)                -
                                                      ________       _______       _______       __________           _______

Net Asset Value - End of Period ................      $   5.84       $  5.38       $  4.24        $    4.32          $   5.55

                                                      ========       =======       =======       ==========           =======

Total Return                                             8.75%        26.89%       (1.85)%         (20.82)%            11.00%**

Ratios (to average net assets)/Supplemental
  Data:(4)

  Expenses:
    Including waivers/reimbursements ...........         1.55%         1.55%         1.55%            1.55%             1.55%*
    Excluding waivers/reimbursements ...........         2.59%         5.18%        38.22%           63.66%           228.87%*
  Net investment loss ..........................       (1.03)%       (1.05)%       (1.07)%          (1.30)%           (1.22)%*
Portfolio Turnover .............................          110%           79%          119%             116%               47%**
Net assets at end of period (000 omitted) ......      $ 11,689      $ 12,750       $ 1,037        $     508          $     81
____________

*    Annualized.

**   Not annualized.

(1)  Commencement of operations.

(2)  Formerly known as Class A Shares.

(3) The net investment loss per share was calculated using the average shares outstanding method.

(4) For the periods presented, the Fund operated as a feeder fund in a master-feeder structure. The expense and net investment loss ratios include expenses allocated from the master fund, WT Investment Trust I - Mid Cap
     Series (the "Series"), and the portfolio turnover reflects the investment activity of the Series. Effective July 1, 2005, the Fund no longer operates in a master-feeder structure.


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Financial Highlights - continued
________________________________________________________________________________



                                                              For the Period
                                                            February 8, 2005(1)
                                                                 through
                                                              June 30, 2005
                                                             ________________

Mid Cap Fund - Institutional Shares
Net Asset Value - Beginning of Period..........................        $ 5.75
                                                                      _______

Investment Operations:
  Net investment loss(2).......................................         (0.02)
  Net realized and unrealized gain on investments..............          0.11
                                                                      _______

    Total from investment operations...........................          0.09
                                                                      _______

Net Asset Value - End of Period................................        $ 5.84

                                                                      =======

Total Return...................................................          1.57%**
Ratios (to average net assets)/Supplemental Data:(3)
  Expenses:
    Including waivers/reimbursements...........................          1.30%*
    Excluding waivers/reimbursements...........................          3.50%*
  Net investment loss..........................................        (0.86)%*
Portfolio Turnover.............................................           110%
Net assets at end of period (000 omitted)......................        $1,079
____________

*    Annualized.

**   Not annualized.

(1)  Commencement of operations.

(2) The net investment loss per share was calculated using the average shares outstanding method.

(3) For the period presented, the Fund operated as a feeder fund in a master-feeder structure. The expense and net investment loss ratios include expenses allocated from the master fund, WT Investment Trust I - Mid Cap
     Series (the "Series"), and the portfolio turnover reflects the investment activity of the Series. Effective July 1, 2005, the Fund no longer operates in a master-feeder structure.















    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Notes to Financial Statements
________________________________________________________________________________


1. Description of the Fund. Roxbury Small Cap Growth Fund ("Small Cap Growth Fund") and Roxbury Mid Cap Fund ("Mid Cap Fund") (each, a "Fund" and collectively, the "Funds") are series of WT Mutual Fund ("WT Fund"). WT Fund is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company and was organized as a Delaware business trust on June 1, 1994. The Amended and Restated Agreement and Declaration of Trust permits the Trustees to establish series of shares, each of which constitutes a portfolio that is separate and distinct from the shares in any other portfolio and to further divide shares of any portfolio into one or more separate and distinct classes of shares. These financial statements and related notes pertain only to the Funds.
     Information regarding other series of WT Fund is contained in separate reports to their shareholders.

     Each Fund offers two classes of shares: Investor Shares and Institutional Shares. Institutional Shares are offered to retirement plans and other institutional investors. Investors Shares are available to all investors. Investor shares of the Mid Cap Fund were formerly known as Class A Shares.

     During the periods presented in this report, each Fund sought to achieve its investment objective by investing all of its investable assets in a corresponding series of WT Investment Trust I (the "Series") which had the same investment objective, policies and limitations as the Fund. The performance of each Fund was directly affected by the performance of its corresponding Series. As of June 30, 2005, Small Cap Growth Fund and Mid Cap Fund owned approximately 89% and 100%, respectively, of their corresponding Series. The financial statements of each Series, including its schedule of investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements.

     As described in Note 6, effective July 1, 2005, the Funds' investment structures were changed.

2. Significant Accounting Policies. The following is a summary of the significant accounting policies of the Funds:

     Valuation of Investment in Series. Valuation of each Fund's investment in its respective Series is based on the underlying securities held by that Series. Each Fund is allocated its portion of the Series' securities market value based on its ownership interest in the Series. Valuation of securities held by the Series is discussed in the notes to the Series' financial statements.

     Federal Income Taxes. Each Fund is treated as a separate entity for Federal income tax purposes and intends to continue to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, and to distribute all of its income to its shareholders. Therefore, no Federal income tax provision is required.

     Investment Income. Each Fund records its share of the respective Series' income, expenses and realized and unrealized gains and losses daily. Additionally, each Fund records its own expenses as incurred. Common expenses of WT Fund are allocated on a pro rata basis among the series based on relative net assets. Investment income, common expenses and realized and unrealized gains and losses on investments are allocated among each Fund's classes on the basis of daily net assets of each class. Expenses relating to a specific class are charged directly to that class.

     Distributions to Shareholders. Distributions from net investment income and net realized gains, if any, will be declared and paid annually.

The Roxbury Funds
_________________

  Notes to Financial Statements - continued
________________________________________________________________________________


     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Fees and Other Transactions with Affiliates. The Funds do not incur an advisory fee directly, but rather indirectly through their investment in the Series. The investment adviser to each Series is Roxbury Capital Management, LLC ("Roxbury"). The advisory and other fees charged to the Series are discussed in the notes to the Series' financial statements.

     Effective November 19, 2004, Rodney Square Management Corporation ("RSMC"), an affiliate of Roxbury, provides compliance services to the Funds pursuant to a Compliance, Support and Recordkeeping Services Agreement. For these services, RSMC receives a service fee at an annual rate of 0.006% of each Fund's average daily net assets plus an allocated portion of the Chief Compliance Officer's total compensation. The fees for these services for the year ended June 30, 2005 are shown separately on the statements of operations.

     Prior to September 30, 2004, RSMC served as administrator and accounting agent to the Funds. For the period July 1, 2004 to September 30, 2004, RSMC was paid $7,875 and $4,500 by the Small Cap Growth Fund and Mid Cap Fund, respectively, for these services.

     Investor Shares of the Small Cap Growth Fund are subject to a Rule 12b-1 distribution fee at an annual rate of 0.25% of average daily net assets. Investor Shares of the Mid Cap Fund are subject to an ongoing shareholder service fee at an annual rate of 0.25% of average daily net assets.

     Roxbury has agreed to reimburse certain operating expenses (excluding taxes, extraordinary expenses, brokerage commissions and interest) in an amount that will limit annual operating expenses to not more than 1.75% and 2.00% of average daily net assets of the Small Cap Growth Fund's Institutional and Investor Shares, respectively, and 1.30% and 1.55% of average daily net assets of the Mid Cap Fund's Institutional and Investor Shares, respectively. These undertakings will remain in place until January 1, 2006 for the Small Cap Growth Fund and until November 1, 2015 for the Mid Cap Fund unless the Board of Trustees approves their earlier termination.

4. Distributions to Shareholders. Distributions to shareholders from net investment income and realized gains are determined in accordance with Federal income tax regulations, which may differ from net investment income and realized gains recognized for financial reporting purposes.
     Additionally, net short-term realized gains are treated as "ordinary income" for tax purposes. Accordingly, the character of distributions and composition of net assets for tax purposes may differ from those reflected in the accompanying financial statements. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on the tax treatment; temporary differences do not require such reclassification. At June 30, 2005, the following reclassifications were made within the capital accounts to reflect permanent differences relating to net operating losses:

The Roxbury Funds
_________________

  Notes to Financial Statements - continued
________________________________________________________________________________



                                                                            Small Cap     Mid Cap
                                                                           Growth Fund     Fund
                                                                           ___________   __________

Paid-in capital....................................................        $ (938,147)   $ (132,882)
Undistributed net investment income (accumulated loss).............           978,186       132,812
Accumulated net realized gain (loss) on investment.................           (40,039)           70

                                                                           ==========    ==========


The tax character of distributions paid for the years ended June 30, 2005 and 2004 was as follows:



                                                      Small Cap     Mid Cap
                                                     Growth Fund     Fund
                                                     ___________   __________
Year ended June 30, 2005
Ordinary income..............................        $ 1,448,187   $        -
Long-term capital gains......................             42,142       24,519
                                                     ___________   __________

Total distributions..........................        $ 1,490,330   $   24,519

                                                     ===========  ===========

Year ended June 30, 2004
Ordinary income..............................        $   837,985   $        -
                                                     ___________   __________

Total distributions..........................        $   897,985   $        -

                                                     ===========  ===========



As of June 30, 2005, the components of accumulated earnings on a tax basis were as follows:

                                                         Small Cap     Mid Cap
                                                        Growth Fund     Fund
                                                        ___________   __________

Capital loss carryforwards............................  $(2,354,379)  $  (6,153)
Post-October losses...................................   (2,759,041)           -
Net unrealized appreciation of investments............   12,970,097    1,732,814
                                                        ___________   __________

Total accumulated earnings (deficit)..................  $ 7,856,677   $1,726,661

                                                        ===========  ===========

The differences between book basis and tax basis components of accumulated earnings are primarily attributable to tax deferral of losses on wash sales.

Post-October losses represent net losses realized from November 1, 2004 through June 30, 2005, that, in accordance with Federal income tax regulations, the Fund has elected to defer and treat as having recognized the following fiscal year.


For Federal income tax purposes, capital loss carryforwards are available to offset future capital gains. Each Fund's capital loss carryforwards will expire as follows:



                                                      Small Cap     Mid Cap
                                                     Growth Fund     Fund
                                                     ___________   __________

6/30/2013........................................... $ 2,534,379   $    6,153



5. Contractual Obligations. The Funds enter into contracts in the normal course of business that contain a variety of indemnifications. The Funds' maximum exposure under these arrangements is unknown. However, the Funds

The Roxbury Funds
_________________

  Notes to Financial Statements - continued
________________________________________________________________________________


     have not had prior claims or losses pursuant to these contracts. Management has reviewed the Funds' existing contracts and expects the risk of loss to be remote.

6. Subsequent Events. Effective July 1, 2005, each Fund's investment structure was changed from a master-feeder structure to a stand-alone mutual fund, whereby each Fund directly invests in securities. The restructuring was accomplished through a redemption by each Fund of its investment in its corresponding Series, whereby the Series distributed to the Fund its pro rata portion of assets and liabilities in a tax-free, in-kind distribution. No change in the investment adviser, its services or fees occurred as a result of the restructuring.

The Roxbury Funds
_________________

  Report of Ernst & Young LLP, Independent Registered Public Accounting Firm
________________________________________________________________________________


To the Shareholders and Trustees of WT Mutual Fund:

We have audited the accompanying statements of assets and liabilities of Roxbury Small Cap Growth Fund and Roxbury Mid Cap Fund (the "Funds") (each a series of WT Mutual Fund) as of June 30, 2005, and the related statements of operations for the year then ended, statements of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Funds' internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds at June 30, 2005, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

                                                            /s/Ernst & Young LLP

Philadelphia, Pennsylvania
August 12, 2005

The Roxbury Funds
_________________

  Notice to Shareholders - Tax Information (Unaudited)
________________________________________________________________________________


For the fiscal year ended June 30, 2005 certain dividends may be subject to a maximum tax rate of 15%, as provided for by the Jobs and Growth Tax Relief Reconciliation Act of 2003. For individual shareholders 38.12% of their ordinary income distribution (dividend income plus short-term gains, if any) for the Small Cap Growth Fund qualify for a maximum rate of 15%. Complete information will be computed and reported in conjunction with your Form 1099-DIV.

For corporate shareholders, the ordinary income distributions (dividend income plus short-term gains, if any) that qualify for the dividends received deduction are 1.94% for the Small Cap Growth Fund.

Pursuant to Section 852 of the Internal Revenue Code of 1986, as amended, the Small Cap Growth Fund and Mid Cap Growth Fund paid capital gain distributions (from net long-term capital gains) during the fiscal year ended June 30, 2005 as follows:

                                                      Total
                                Capital Gain      Capital Gain
                                  Per Share       Distribution
                                ____________      ____________

       Small Cap Growth Fund       $ 0.01           $ 42,142
       Mid Cap Growth Fund         $ 0.01           $ 24,519

In January 2006, shareholders of the Funds will receive Federal income tax information on all distributions paid to their accounts in the calendar year 2005, including any distributions paid between June 30, 2005 and December 31, 2005.

Small Cap Growth Series/Mid Cap Series
______________________________________

  Annual Report / June 30, 2005
________________________________________________________________________________


           (The following pages should be read in conjunction with the
                          Funds' Financial Statements.)

SMALL CAP GROWTH SERIES
________________________

  Investments / June 30, 2005

  (Showing Percentage of Total Investments)
________________________________________________________________________________


                                                                        Value
                                                     Shares            (Note 2)
                                                    _________        ___________
COMMON STOCK - 96.8%
  CONSUMER DISCRETIONARY - 16.4%
    Diversified Consumer Services - 2.2%
      Laureate Education, Inc.*.............           71,720          3,432,518
                                                                     ___________
    Hotels, Restaurants, & Leisure - 1.0%
      Ruby Tuesday, Inc.....................           62,740          1,624,966
                                                                     ___________
    Household Durables - 4.2%
      Champion Enterprises, Inc.*...........          193,955          1,927,913
      Standard Pacific Corp.................           32,240          2,835,507
      Tempur-Pedic International, Inc.*.....           78,975          1,751,666
                                                                     ___________

                                                                       6,515,086
                                                                     ___________
    Internet & Catalog Retail - 1.5%
      Blue Nile, Inc.*......................           33,475          1,094,298
      Provide Commerce*.....................           56,000          1,209,040
                                                                     ___________

                                                                       2,303,328
    Media - 2.6%
      Imax*.................................          173,215          1,721,757
      Radio One, Inc. - Class D*............          189,795          2,423,682
                                                                     ___________

                                                                       4,145,439
                                                                     ___________

    Specialty Retail - 4.9%
      Cost Plus, Inc.*......................           94,570          2,358,576
      Hot Topic, Inc.*......................           54,700          1,045,864
      The Dress Barn, Inc.*.................           81,010          1,833,256
      The Finish Line, Inc. - Class A.......          120,485          2,279,576
      Volcom, Inc.*.........................            3,410             91,296
                                                                     ___________

                                                                       7,608,568
                                                                     ___________

TOTAL CONSUMER DISCRETIONARY................                          25,629,905
                                                                     ___________
CONSUMER STAPLES - 1.0%
    Personal Products - 1.0%
      Herbalife, Ltd.*......................           73,995          1,599,032
                                                                     ___________

TOTAL CONSUMER STAPLES....................                             1,599,032
                                                                     ___________
ENERGY - 6.2%
    Energy Equipment & Services - 4.4%
      Tidewater, Inc........................           40,420          1,540,810
      Todco - Class A*......................           57,855          1,485,138
      Unit Corp.*...........................           53,115          2,337,591
      Universal Compression
        Holdings, Inc.*.....................           40,550          1,469,532
                                                                     ___________

                                                                       6,833,071
                                                                     ___________
    Oil & Gas - 1.8%
      Goodrich Petroleum Corp.*.............           61,550          1,266,699
      Range Resources Corp..................           58,790          1,581,451
                                                                     ___________

                                                                       2,848,150
                                                                     ___________

TOTAL ENERGY ..............................                            9,681,221
                                                                     ___________

FINANCIALS - 7.7%
  Capital Markets - 1.7%
    Affiliated Managers Group, Inc.*......             39,840          2,722,267
                                                                     ___________
  Insurance - 0.6%
    Universal American Financial
      Corp.*..............................             41,530            939,409
                                                                     ___________
  Real Estate - 2.8%
    Alexandria Real Estate Equities,
      Inc.................................             31,940          2,345,993
    Trammell Crow Co.*....................             81,090          1,965,622
                                                                     ___________

                                                                       4,311,615
                                                                     ___________
  Thrifts & Mortgage Finance - 2.6%
    NewAlliance Bancshares, Inc.*.........            119,425          1,677,921
    Sterling Financial Corp.*.............             64,740          2,421,276
                                                                     ___________

                                                                       4,099,197
                                                                     ___________

TOTAL FINANCIALS............................                          12,072,488
                                                                     ___________
HEALTH CARE - 18.7%
  Biotechnology - 5.5%
    Digene Corp.*...........................           59,215          1,639,071
    DOV Pharmaceutical, Inc.*...............           62,680          1,169,609
    Neurocrine Biosciences, Inc.*...........           71,680          3,014,861
    Vaxgen, Inc.*...........................          113,240          1,228,654
    Vicuron Pharmaceuticals, Inc.*..........           54,245          1,513,436
                                                                     ___________

                                                                       8,565,631
                                                                     ___________

  Health Care Equipment & Supplies - 4.9%
    Advanced Neuromodulation
      Systems, Inc.*........................           43,445          1,723,898
    Animas Corp.*...........................           67,000          1,350,050
    Gen-Probe Inc.*.........................           56,700          2,054,241
    Intermagnetics General Corp.*...........           24,815            763,309
    SonoSite, Inc.*.........................           59,257          1,839,337
                                                                     ___________

                                                                       7,730,835
                                                                     ___________
  Health Care Providers & Services - 6.3%
    Amedisys, Inc.*.........................           74,170          2,727,973
    Henry Schein, Inc.*.....................           56,630          2,351,278
    Symbion, Inc.*..........................           88,000          2,098,800
    United Surgical Partners
      International, Inc.*..................           53,530          2,787,842
                                                                     ___________

                                                                       9,965,893
                                                                     ___________


    The accompanying notes are an integral part of the financial statements.

SMALL CAP GROWTH SERIES
________________________

  Investments / June 30, 2005 - continued
________________________________________________________________________________


                                                                        Value
                                                     Shares            (Note 2)
                                                    _________        ___________
    Pharmaceuticals - 2.0%
      Cardiome Pharma Corp.*................           83,460        $   441,503
      Connetics Corp.*......................           53,560            944,798
      The Medicines Co.*....................           71,455          1,671,332
                                                                     ___________

                                                                       3,057,633
                                                                     ___________

  TOTAL HEALTHCARE..........................                          29,319,992
                                                                     ___________
  INDUSTRIALS - 17.6%
    Aerospace & Defense - 1.5%
      Armor Holdings, Inc...................           59,985          2,376,006
                                                                     ___________
    Building Products - 0.3%
      NCI Building Systems, Inc.*...........           15,020            492,656
                                                                     ___________
    Commercial Services & Supplies - 3.0%
      Corrections Corp. of America*.........           26,750          1,049,938
      Kenexa Corp.*.........................           70,980            936,936
      Knoll, Inc............................          107,215          1,834,449
      Navigant Consulting, Inc.*...........            51,790            914,611
                                                                     ___________

                                                                       4,735,934
                                                                     ___________
    Construction & Engineering - 1.7%
      Granite Construction, Inc.............           81,975          2,303,498
      Perini Corp.*.........................           20,209            331,832
                                                                     ___________

                                                                       2,635,330
                                                                     ___________
    Electrical Equipment - 0.9%
      Superior Essex, Inc.*.................           75,955          1,345,163
                                                                     ___________
    Machinery - 5.3%
      CLARCOR, Inc..........................           53,690          1,570,433
      ESCO Technologies, Inc.*..............           19,830          1,998,864
      Freightcar America, Inc...............           49,570            982,973
      IDEX Corp.............................           44,940          1,735,133
      Oshkosh Truck Corp....................           25,490          1,995,357
                                                                     ___________

                                                                       8,282,760
                                                                     ___________
    Road & Rail - 3.5%
      Overnite Corp.........................           57,825          2,485,319
      Werner Enterprises, Inc...............          153,000          3,004,919
                                                                     ___________

                                                                       5,490,238
                                                                     ___________
    Trading Co. & Distributors - 1.4%
      Wesco International, Inc.*                       68,005          2,133,997
                                                                     ___________

  TOTAL INDUSTRIALS                                                   27,492,084
                                                                     ___________
  INFORMATION TECHNOLOGY - 26.8%
    Communications Equipment - 2.1% ........
      Nice Systems* ........................            6,570            259,318
      Sirf Technology Holdings, Inc.* ......          129,455          2,288,764
      Symmetricom, Inc.* ...................           72,880            755,766
                                                                     ___________

                                                                       3,303,848
                                                                     ___________
    Computers & Peripherals - 3.9%
      Electronics for Imaging, Inc.* .......          119,065          2,505,128
      Komag, Inc.* .........................           73,955          2,098,103
      Novatel Wireless, Inc.* ..............          117,715          1,467,906
                                                                     ___________

                                                                       6,071,137
                                                                     ___________

    Electronic Equipment & Instruments - 2.6%
      Applied Films Corp.* .................           50,358          1,289,165
      BEI Technologies, Inc ................           57,195          1,525,963
      Radisys Corp.* .......................           78,990          1,275,689
                                                                     ___________

                                                                       4,090,817
                                                                     ___________
    Internet Software & Services - 4.4%
      Digitas, Inc.* .......................          185,465          2,116,156
      Equinix, Inc.* .......................           43,330          1,877,922
      Interwoven, Inc.* ....................          148,625          1,119,146
      Niku Corp.* ..........................           85,653          1,775,587
                                                                     ___________

                                                                       6,888,811
                                                                     ___________
    IT Services - 3.4%
      Alliance Data Systems Corp.* .........           82,395          3,341,940
      Global Payments, Inc .................           29,310          1,987,218
                                                                     ___________

                                                                       5,329,158
                                                                     ___________
    Semiconductors & Semi Equipment - 5.3%
      Credence Systems Corp.* ..............          227,495          2,058,830
      Exar Corp.* ..........................          103,500          1,541,115
      Fairchild Semiconductor
            International, Inc.* ...........           72,745          1,072,989
      FEI Co.* .............................           59,265          1,351,835
      Genesis Microchip Inc.* ..............           65,770          1,214,114
      Sigma Designs, Inc.* .................          111,895            850,402
      Virage Logic Corp.* ..................           17,519            180,446
                                                                     ___________

                                                                       8,269,730
                                                                     ___________
    Software - 5.1%
      Epicor Software Corp.* ...............           95,845          1,265,154
      Manhattan Associates, Inc.* ..........          117,410          2,255,446
      MicroStrategy, Inc. - Class A* .......           21,290          1,129,222
      Wind River Systems, Inc ..............           74,165          1,162,907
      Witness Systems, Inc.* ...............          118,495          2,160,164
                                                                     ___________

                                                                       7,972,893
                                                                     ___________

TOTAL INFORMATION TECHNOLOGY ...............                          41,926,395
                                                                     ___________


    The accompanying notes are an integral part of the financial statements.

SMALL CAP GROWTH SERIES
________________________

  Investments / June 30, 2005 - continued
________________________________________________________________________________


                                                                        Value
                                                     Shares            (Note 2)
                                                    _________        ___________

  MATERIALS - 1.4%
    Chemicals - 1.4%
      Airgas, Inc ..........................           88,690        $ 2,187,982
                                                                     ___________

  TOTAL MATERIALS ..........................                           2,187,982

                                                                     ===========

  TOTAL SERVICES ...........................
  TELECOMMUNICATION SERVICES - 1.0%
    Diversified Telecom Services - 1.0%
      Premiere Global Services, Inc.* ......          132,675          1,497,901
                                                                     ___________

    TOTAL TELECOMMUNICATION SERVICES ........................          1,497,901
                                                                     ___________
    TOTAL COMMON STOCK
      (COST $133,764,457) ...................................        151,407,000
                                                                     ___________

SHORT-TERM INVESTMENTS - 3.2%
    BlackRock Liquidity Funds
      TempCash Portfolio -
      Institutional Series .................        2,537,248          2,537,248
    BlackRock Liquidity Funds
      TempFund Portfolio -
      Institutional Series .................        2,537,247          2,537,247
                                                                     ___________
  TOTAL SHORT-TERM INVESTMENTS
      (COST $5,074,495) .....................................          5,074,495
                                                                     ___________
TOTAL INVESTMENTS
  (Cost $138,838,952)+ - 100.0% .............................      $ 156,481,495

                                                                     ===========

____________

*    Non-income producing security.

+ The cost for federal income tax purposes was $140,179,299. At June 30, 2005, net unrealized appreciation was $16,302,196. This consisted of aggregate gross unrealized appreciation for all securities, in which there was as excess of market value over tax cost, of $18,922,408 and aggregate gross unrealized depreciation for all securities, in which there was an excess of tax cost over market value of $2,620,212.




















    The accompanying notes are an integral part of the financial statements.

MID CAP SERIES
________________________

  Investments / June 30, 2005

  (Showing Percentage of Total Investments)
________________________________________________________________________________


                                                                        Value
                                                     Shares            (Note 2)
                                                    _________        ___________

COMMON STOCK - 97.6%
  CONSUMER DISCRETIONARY - 27.4%
    Distributors - 1.3%
      Prestige Brands Holdings, Inc.* ......            8,500         $  165,750
                                                                     ___________
    Diversified Consumer Services - 1.0%
      Education Management Corp.* ..........            3,800            128,174
                                                                     ___________
    Hotels, Restaurants, & Leisure - 7.2%
      Fairmont Hotels & Resorts, Inc .......            8,100            282,123
      Harrah's Entertainment, Inc ..........            3,500            252,245
      P.F. Chang's China Bistro, Inc.* .....            2,100            123,858
      The Cheesecake Factory, Inc.* ........            7,700            267,421
                                                                     ___________

                                                                         925,647
                                                                     ___________
    Household Durables - 5.9%
      D.R. Horton, Inc .....................            6,500            244,465
      Standard Pacific Corp ................            2,300            202,285
      Toll Brothers, Inc.* .................            3,100            314,805
                                                                     ___________
                                                                         761,555
                                                                     ___________
    Media - 2.1%
      Univision Communications,
        Inc. - Class A* ....................            9,700            267,235
                                                                     ___________
    Specialty Retail - 9.9%
      Bed Bath & Beyond, Inc.* .............            6,900            288,282
      Pacific Sunwear of
        California, Inc.* ..................           11,200            257,488
      Ross Stores, Inc .....................           13,815            399,391
      Tractor Supply Co.*                               6,600            324,060
                                                                     ___________

                                                                       1,269,221
                                                                     ___________

    TOTAL CONSUMER DISCRETIONARY ...........                           3,517,582
                                                                     ___________
  ENERGY - 7.3%
   Energy Equipment & Services - 5.1%
      GlobalSantaFe Corp ...................            8,100            330,480
      Noble Corp ...........................            5,200            319,852
                                                                     ___________

                                                                         650,332
                                                                     ___________

    Oil, Gas & Consumable Fuels - 2.2%
      Consol Energy, Inc ...................            5,200            278,616
                                                                     ___________

    TOTAL ENERGY ...........................                             928,948
                                                                     ___________
  FINANCIALS - 16.5%
    Capital Markets - 3.1%
      Investors Financial Service Corp .....           10,600            400,892
                                                                     ___________
    Commercial Banks - 4.9%
      Commerce Bancorp, Inc ................            7,900            239,449
      North Fork Bancorporation, Inc .......           13,700            384,833
                                                                     ___________

                                                                         624,282
                                                                     ___________

    Real Estate - 4.8%
      CB Richard Ellis Group, Inc.*                    11,000            482,460
      Sunstone Hotel Investors, Inc.*                   5,500            133,430
                                                                     ___________

                                                                         615,890
                                                                     ___________

    Thrifts & Mortgage Finance - 3.7%
      Accredited Home Lenders
        Holding Co.* ......................             4,600            202,400
      Commercial Capital Bancorp, Inc .....            16,500            275,715
                                                                     ___________

                                                                         478,115
                                                                     ___________

    TOTAL FINANCIALS ......................                            2,119,179
                                                                     ___________
  HEALTHCARE - 24.1%
    Biotechnology - 2.0%
      Celgene Corp.* ......................             6,200            252,774
                                                                     ___________
    Health Care Equipment & Supplies - 16.0%
      Advanced Neuromodulation
        Systems, Inc.* ....................             6,600            261,888
      American Medical Systems
              Holdings, Inc.* .............             6,900            142,485
      Cytyc Corp.*                                      5,800            127,948
      Intuitive Surgical, Inc.* ...........             5,400            251,856
      Kinetic Concepts, Inc.* .............             6,300            378,000
      Mentor Corp .........................             3,100            128,588
      The Cooper Companies, Inc ...........             5,400            328,644
      Varian Medical Systems, Inc.* .......             8,600            321,038
      Wright Medical Group, Inc.* .........             4,700            125,490
                                                                     ___________

                                                                       2,065,937
                                                                     ___________
    Health Care Providers & Services - 5.0%
      Community Health Systems* ...........             8,600            324,994
      Henry Schein, Inc.* .................             7,700            319,704
                                                                     ___________

                                                                         644,698
                                                                     ___________
    Pharmaceuticals - 1.1%
      Kos Pharmaceuticals, Inc.* ..........             2,100            137,550
                                                                     ___________

    TOTAL HEALTHCARE ......................                            3,100,959
                                                                     ___________



    The accompanying notes are an integral part of the financial statements.

MID CAP SERIES
________________________

  Investments / June 30, 2005 - continued
________________________________________________________________________________


                                                                        Value
                                                     Shares            (Note 2)
                                                    _________        ___________
  INDUSTRIALS - 5.4%
    Air Freight & Logistics - 2.1%
      UTI Worldwide, Inc ..................             3,900        $   271,518
                                                                     ___________

    Commercial Services & Supplies - 3.3%
      Stericycle, Inc.* ...................             5,550            279,276
      The Corporate Executive
        Board Co ..........................             1,850            144,911
                                                                     ___________

                                                                         424,187
                                                                     ___________

    TOTAL INDUSTRIALS. ......................................            695,705
                                                                     ___________
  INFORMATION TECHNOLOGY - 14.6%
    IT Services - 6.5%
      Alliance Data Systems Corp.* ........            10,000            405,600
      Global Payments, Inc ................             2,700            183,060
      iPayment, Inc.* .....................             6,800            248,336
                                                                     ___________

                                                                         836,996
                                                                     ___________
    Semiconductors & Semi Equipment - 3.9%
      Marvell Technology Group Ltd.* ......             3,000            114,120
      Microchip Technology, Inc ...........             9,400            278,428
      Silicon Laboratories, Inc.* .........             4,100            107,461
                                                                     ___________

                                                                         500,009
                                                                     ___________
    Software - 4.2%
      Citrix Systems, Inc.* ...............             8,300            179,778
      Internet Security Systems, Inc.* ....             6,350            128,842
      Mercury Interactive Corp.* ..........             6,000            230,160
                                                                     ___________

                                                                         538,780
                                                                     ___________

    TOTAL INFORMATION TECHNOLOGY ............................          1,875,785
                                                                     ___________

  TELECOMMUNICATION SERVICES - 2.3%
    Wireless Telecom Services - 2.3%
      NII Holdings, Inc.* .................             4,600            294,124
                                                                     ___________

    TOTAL TELECOMMUNICATION SERVICES .........................           294,124
                                                                     ___________
    TOTAL COMMON STOCK
      (COST $10,796,632) .....................................        12,532,282
                                                                     ___________

SHORT-TERM INVESTMENTS - 2.4%
    BlackRock Liquidity Funds
      TempCash Portfolio -
      Institutional Series                            156,263            156,263
    BlackRock Liquidity Funds
      TempFund Portfolio -
      Institutional Series                            156,262            156,262
                                                                     ___________
  TOTAL SHORT-TERM INVESTMENTS
    (COST $312,525)                                                      312,525
                                                                     ___________
TOTAL INVESTMENTS
    (COST $11,109,157)+ - 100.0%                                     $12,844,807

                                                                     ===========

____________

*    Non-income producing security.

+ The cost for Federal income tax purposes was $11,111,848. At June 30,2005, net unrealized appreciation was $1,732,959. This consisted of aggregate gross unrealized appreciation for all securities for which there was an excess of market value over tax cost of $1,925,176, and aggregate gross unrealized depreciation for all securities for which there was an excess of tax cost over market value of $192,217.















    The accompanying notes are an integral part of the financial statements.

Small Cap Growth Series/Mid Cap Series
______________________________________

  Statements of Assets and Liabilities
________________________________________________________________________________


June 30, 2005

                                                 Small Cap
                                                  Growth           Mid Cap
                                                  Series           Series
                                               _____________      ______________
Assets:
Investment in securities, at value* ...        $ 156,481,495      $   12,844,807
Receivable for contributions. .........           10,011,354               3,502
Receivable for investments sold .......            3,184,082             202,754
Dividends and interest receivable .....               47,519               4,556
                                                 ___________      ______________

Total assets ..........................          169,724,450          13,055,619
                                                 ___________      ______________
Liabilities: .........................
Payable for withdrawals ...............              287,051              70,000
Payable for investments purchased .....            3,373,140             200,643
Accrued advisory fee ..................              124,871               8,727
Accrued expenses ......................               20,270               4,983
                                                 ___________      ______________

Total liabilities .....................            3,805,332             284,353
                                                 ___________      ______________

Net Assets ............................        $ 165,919,118      $   12,771,266

                                                 ===========      ==============

*Investments at cost ..................        $ 138,838,952      $   11,109,157

The accompanying notes are an integral part of the financial statements.

Small Cap Growth Series/Mid Cap Series
______________________________________

  Statements of Operations
________________________________________________________________________________


For the Fiscal Year Ended June 30, 2005


                                                                                 Small Cap
                                                                                  Growth              Mid Cap
                                                                                  Series              Series
                                                                              ______________       ____________
Investment Income:
     Dividends ...........................................................     $     260,350       $     58,483
     Interest. ...........................................................           120,586              7,004
                                                                              ______________       ____________

          Total investment income ........................................           380,936             65,487
                                                                              ______________       ____________
Expenses:
     Advisory fees .......................................................        1,222,587             95,131
     Administration and accounting fees ..................................           96,382             14,537
     Custody fees ........................................................           37,683             11,337
     Compliance services .................................................            6,672                659
     Trustees' fees ......................................................            4,448              4,448
     Professional fees ...................................................           32,710             10,826
     Other ...............................................................           15,128              8,194
                                                                              ______________       ____________

          Total expenses, net. ...........................................        1,415,610            145,132
                                                                              ______________       ____________

     Net investment loss .................................................       (1,034,674)           (79,645)
                                                                              ______________       ____________

 Net realized and unrealized gain (loss) on investments:
     Net realized gain (loss) on investments .............................       (6,566,093)            27,653
     Net change in unrealized appreciation (depreciation) on investments .        9,680,560          1,290,639
                                                                              ______________       ____________

     Net gain on investments .............................................        3,114,467          1,318,292
                                                                              ______________       ____________

Net increase in net assets resulting from operations .....................    $   2,079,793        $ 1,238,647

                                                                              ==============       ============


    The accompanying notes are an integral part of the financial statements.

Small Cap Growth Series/Mid Cap Series
______________________________________

  Statements of Changes in Net Assets
________________________________________________________________________________


For the Fiscal Year Ended June 30, 2005


                                                                                           Small Cap
                                                                                             Growth            Mid Cap
                                                                                             Series            Series
                                                                                        ______________       ____________
Increase (Decrease) in Net Assets:
Operations:
     Net investment loss ........................................................... $     (1,034,674)   $      (79,645)
     Net realized gain (loss) on investments .......................................       (6,566,093)           27,653
     Net change in unrealized appreciation (depreciation) on investments ...........        9,680,560         1,290,639
                                                                                     ________________    _______________

Net increase in net assets resulting from operations ...............................        2,079,793         1,238,647
                                                                                     ________________    _______________
Transactions in beneficial interests:
     Contributions .................................................................      120,411,230         4,438,078
     Withdrawals ...................................................................      (42,222,004)       (5,664,184)
                                                                                     ________________    _______________

Net increase (decrease) in net assets from transactions in beneficial interest .....       78,189,226        (1,226,106)
                                                                                     ________________    _______________

Total increase in net assets .......................................................       80,269,019            12,541
                                                                                     ________________    _______________
Net Assets:
     Beginning of period ...........................................................       85,650,099        12,758,725
                                                                                     ________________    _______________

     End of period ................................................................. $    165,919,118    $   12,771,266

                                                                                     ================    ==============


    The accompanying notes are an integral part of the financial statements.

Small Cap Growth Series/Mid Cap Series
______________________________________

  Statements of Changes in Net Assets - (continued)
________________________________________________________________________________


For the Fiscal Year Ended June 30, 2004

                                                                                           Small Cap
                                                                                             Growth            Mid Cap
                                                                                             Series            Series
                                                                                        ______________       ____________
Increase (Decrease) in Net Assets:
Operations:
     Net investment loss ..........................................................   $      (615,758)      $      (47,715)
     Net realized gain on investments .............................................           560,702              101,544
     Net change in unrealized appreciation (depreciation) on investments ..........         7,205,387              377,434
                                                                                      ________________      _______________

Net increase in net assets resulting from operations ..............................         7,150,331              431,263
                                                                                      ________________      _______________
Transactions in beneficial interests:
     Contributions. ...............................................................        81,578,526           11,782,692
     Withdrawals ..................................................................       (11,915,449)            (489,820)
                                                                                      ________________      _______________

Net increase in net assets from transactions in beneficial interest ...............        69,663,077           11,292,872
                                                                                      ________________      _______________

Total increase in net assets ......................................................        76,813,408           11,724,135
                                                                                      ________________      _______________
Net Assets:
     Beginning of year ............................................................         8,836,691            1,034,590
                                                                                      ________________      _______________

     End of year ..................................................................   $    85,650,099       $   12,758,725

                                                                                      ================      ==============
    The accompanying notes are an integral part of the financial statements.


Small Cap Growth Series/Mid Cap Series
______________________________________

  Notes to Financial Statements
________________________________________________________________________________


1. Description of the Trust. Small Cap Growth Series and Mid Cap Series (the "Series") are series of WT Investment Trust I (the "Trust"). The Trust is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company and was organized as a Delaware business trust on January 23, 1997. The Amended and Restated Agreement and Declaration of Trust permits the Trustees to establish series of shares, each of which constitutes a portfolio that is separate and distinct from the shares of other Series. These financial statements and related notes pertain only to the Series. Information regarding other series of the Trust is contained in separate reports to their investors.

     As described in Note 7, effective July 1, 2005, each Series ceased operations.


2. Significant Accounting Policies. The following is a summary of the significant accounting policies of the Series:

     Security Valuation. Securities held by the Series which are listed on a securities exchange and for which market quotations are available are valued at the last quoted sale price of the day, or, if there is no such reported sale, securities are valued at the mean between and most recent quoted bid and ask prices. Securities traded on The Nasdaq Stock Market, Inc. ("NASDAQ") are valued in accordance with the NASDAQ Official Closing Price, which may not be the last sale price. Price information for listed securities is taken from the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available are valued at the most recent bid prices. Securities with a remaining maturity of 60 days or less are valued at amortized cost, which approximates market value, unless the Trust's Board of Trustees determines that this does not represent fair value. Securities that do not have a readily available current market value are valued in good faith by, or under the direction of, the Board of Trustees.

     Federal Income Taxes. Each Series is treated as a partnership entity for Federal income tax purposes. Any interest, dividends and gains or losses of the Series will be deemed to have been "passed through" to each partner. Accordingly, no tax provision is recorded for the Series.

     Investment Income Allocation. All of the net investment income (loss) and realized and unrealized gains and losses from security transactions are allocated pro rata among the investors in the Series on a daily basis.

     Other. Investment security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is recorded on an accrual basis. The Series uses the specific identification method for determining realized gains and losses on investments for both financial and Federal income tax reporting purposes. Common expenses of the Trust are allocated on a pro rata basis among the series based on relative net assets.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Small Cap Growth Series/Mid Cap Series
______________________________________

  Notes to Financial Statements - continued
________________________________________________________________________________


3. Fees and Other Transactions with Affiliates. Roxbury Capital Management, LLC ("Roxbury") provides investment advisory services to each of the Series. For its services, Roxbury receives a fee from each Fund at an annual rate as follows:


                                                                % of Average Daily Net Assets
                                                     _____________________________________________________

Small Cap Growth Series ........................     1.00% up to $1 billion; 0.95% of next $1 billion; and
                                                     0.90% in excess of $ 2 billion
Mid Cap Series .................................     0.75% up to $1 billion; 0.70% of next $1 billion; and
                                                     0.65% in excess of $ 2 billion


     Roxbury has agreed to reimburse certain operating expenses (excluding taxes, extraordinary expenses, brokerage commissions and interest) in an amount that will limit annual operating expenses to not more than 1.75% and 1.30% of average daily net assets of the Small Cap Growth Series and Mid Cap Series, respectively. These undertakings will remain in place until January 1, 2006 for the Small Cap Growth Series and until November 1, 2015 for the Mid Cap Series unless the Board of Trustees approves their earlier termination.

     Effective November 19, 2004, Rodney Square Management Corporation ("RSMC"), an affiliate of Roxbury, provides compliance services to the Series pursuant to a Compliance, Support and Recordkeeping Services Agreement. For these services, RSMC receives a service fee at an annual rate of 0.006% of each Series' average daily net assets plus an allocated portion of the Chief Compliance Officer's total compensation. The fees for these services for the year ended June 30, 2005 are shown separately on the statements of operations.

     Prior to September 30, 2004, RSMC provided administrative and accounting services to each Series. For the period July 1, 2004 to September 30, 2004, RSMC was paid $20,754 and $2,671 by the Small Cap Growth Series and Mid Cap Series, respectively, for these services.

     Wilmington Trust Company, an affiliate of Roxbury, serves as custodian to the Trust and PFPC Trust Company serves as sub-custodian to the Trust.

4.   Investment  Securities.  During  the  fiscal  year  ended  June  30,  2005,
     purchases  and  sales  of  investment   securities   (excluding  short-term
     investments) were as follows:

                                                Small Cap         Mid Cap
                                              Growth Series       Series
                                              _____________   ______________
Purchases .................................   $254,748,102     $13,612,847
Sales .....................................    188,970,050      14,662,943

Small Cap Growth Series/Mid Cap Series
______________________________________

  Notes to Financial Statements - continued
________________________________________________________________________________


5.   Financial Highlights

                                                           For the Fiscal Years       For the Period
                                                              Ended June 30,        January 2, 2003(1)
                                                           ____________________          Through
                                                             2005        2004         June 30, 2003
                                                            ______      ______      __________________


   Small Cap Growth Series
   Total Return.......................................       1.74%       35.03%           27.60%**
   Ratios to Average Net Assets:
     Expenses:
       Including waivers/reimbursements...............       1.16%        1.33%            1.75%*
       Excluding waivers/reimbursements...............       1.16%        1.33%            3.18%*
     Net investment loss..............................      (0.85)%      (1.17)%         (1.45)%*
   Portfolio Turnover Rate............................       161%         172%              86%**



                                                                                                        For the Period
                                                            For the Fiscal Years Ended June 30,      December 14, 2000(1)
                                                            ___________________________________            Through
                                                             2005      2004      2003      2002         June 30, 2001
                                                            ______    ______    ______    ______     ____________________

  Mid Cap Series
  Total Return.......................................        9.09%     26.89%   (1.85)%   (20.84)%         11.00%**
  Ratios to Average Net Assets:
    Expenses:
      Including waivers/reimbursements...............        1.14%      1.55%    1.55%     0.45%            1.55%*
      Excluding waivers/reimbursements...............        1.14%      1.72%    6.60%    10.78%            NM
    Net investment loss..............................       (0.63)%    (1.05)%  (1.06)%   (1.32)%          (1.24)%*
  Portfolio Turnover Rate............................        110%        79%      119%     116%               47%**


___________

* Annualized

** Not annualized

(1) Commencement of operations

NM  Not Meaningful

6. Contractual Obligations. The Series enter into contracts in the normal course of business that contain a variety of indemnifications. The Series' maximum exposure under these arrangements is unknown. However, the Series have not had prior claims or losses pursuant to these contracts. Management has reviewed the Series' existing contracts and expects the risk of loss to be remote.

7. Subsequent Event. Effective July 1, 2005, each Series distributed all of its assets and liabilities to its investors in a tax-free, in-kind distribution and ceased operations.

Small Cap Growth Series/Mid Cap Series
______________________________________

  Report of Ernst & Young LLP, Independent Registered Public Accounting Firm
________________________________________________________________________________



To the Trustees and Beneficial Interest Holders of WT Investment Trust I:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Small Cap Growth Series and Mid Cap Series (the "Series") (each a series of WT Investment Trust I) as of June 30, 2005, and the related statements of operations for the year then ended and statements of changes in net assets for each of the two years in the period then ended. These financial statements are the responsibility of the Series' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Series' internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Series' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of June 30, 2005, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of each of the respective Series at June 30, 2005, the results of their operations for the year then ended, and the changes in their net assets for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 12, 2005

WT Mutual Fund and WT Investment Trust I
________________________________________

  Trustees and Officers
________________________________________________________________________________


WT Mutual Fund (the "Fund") and WT Investment Trust I (the "Trust" and, together with the Fund, the "Fund Complex") are each governed by a Board of Trustees. Each person who serves as a Trustee of the Fund also serves as a Trustee of the Trust. In addition to having the same board members, the Fund Complex has the same officers. The primary responsibility of the Board of Trustees of the Fund Complex is to represent the interests of their respective shareholders and to provide oversight management of the Fund Complex.

The following tables present certain information regarding the Board of Trustees and officers of the Fund Complex. Each person listed under "Interested Trustee" below is an "interested person" of the Trust's investment advisers or the Fund Complex, within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). Each person who is not an "interested person" of the Trust's investment advisers or the Fund Complex within the meaning of the 1940 Act is referred to as an "Independent Trustee" and is listed under such heading below.

Unless specified otherwise, the address of each Trustee and Officer as it relates to the business of the Fund Complex is 1100 N. Market Street, Wilmington, DE 19890.

The Statement of Additional Information for the Fund contains additional information about the Fund's Trustees and is available, without charge, upon request, by calling (800) 336-9970.

INTERESTED TRUSTEES


                                                                                                     Number of
                                                                                                   Portfolios in
                                                                               Principal                Fund            Other
                            Position(s)           Term of Office             Occupation(s)            Complex        Directorships
                             Held with            and Length of                During Past           Overseen by        Held by
Name, Address and Age      Fund Complex            Time Served                  Five Years             Trustee          Trustee
______________________  ________________   _________________________  ___________________________  ______________  _________________

ROBERT J. CHRISTIAN(1)  Trustee,           Shall serve until death,   Executive Vice                     48        Wilmington
Date of Birth: 2/49     President,         resignation or removal.    President and                                Low Volatility
                        Chief              Trustee, President and     Chief Investment                             Fund of Funds
                        Executive          Chairman of the Board      Officer of Wilmington                        (Closed-End
                        Officer and        since October 1998.        Trust Company since                          Registered
                        Chairman of                                   February 1996.                               Investment
                        the Board                                     President of Rodney Square                   Company).
                                                                      Management Corporation
                                                                      ("RSMC") from 1996 to
                                                                      2005; Vice President of
                                                                      RSMC since 2005.

FRED FILOON(2)          Trustee            Shall serve until          Senior Vice President,             48        None
520 Madison Avenue                         death, resignation or      Principal of Cramer
New York, NY 10022                         removal. Trustee           Rosenthal McGlynn, LLC
Date of Birth: 3/42                        since November 2004.       since 1991.

___________

(1) Mr. Christian is an "interested" Trustee by reason of his position as Director of Rodney Square Management Corporation, an investment adviser to the Trust.

(2) Mr. Filoon is an "interested" Trustee by reason of his position as Senior Vice President to Cramer Rosenthal McGlynn, LLC, an investment adviser to the Trust.

WT Mutual Fund and WT Investment Trust I
________________________________________

  Trustees and Officers - continued
________________________________________________________________________________


                                                                                                     Number of
                                                                                                   Portfolios in
                                                                               Principal                Fund            Other
                            Position(s)           Term of Office             Occupation(s)            Complex        Directorships
                             Held with            and Length of                During Past           Overseen by        Held by
Name, Address and Age      Fund Complex            Time Served                  Five Years             Trustee          Trustee
______________________  _________________  _________________________  ___________________________  ______________  _________________

INDEPENDENT TRUSTEES

ROBERT H. ARNOLD        Trustee            Shall serve until death,   Founder and                        48        First Potomac
Date of Birth: 3/44                        resignation or removal.    Co-manages,                                  Realty Trust
                                           Trustee since May          R. H. Arnold & Co.,                          (real estate
                                           1997.                      Inc. (investment                             investment trust)
                                                                      banking company)
                                                                      since 1989.


DR. ERIC BRUCKER        Trustee            Shall serve until death,   Professor                          48        Wilmington
Date of Birth: 12/41                       resignation or removal.    of Economics                                 Low Volatility
                                           Trustee since October      Widener University                           Fund of Funds
                                           1999.                      since July 2004;                             (Closed-End
                                                                      Formally, Dean,                              Registered
                                                                      School of Business                           Investment
                                                                      Administration of                            Company).
                                                                      Widener University
                                                                      from 2001 to 2004;
                                                                      Prior to that, Dean,
                                                                      College of Business,
                                                                      Public Policy and
                                                                      Health at the University
                                                                      of Maine from September
                                                                      1998 to June 2001.

NICHOLAS A. GIORDANO    Trustee            Shall serve until death,   Consultant, financial              48        Wilmington
Date of Birth: 3/43                        resignation or removal.    services organizations                       Low Volatility
                                           Trustee since October      from 1997 to present;                        Fund of Funds
                                           1998.                      Interim President,                           (Closed-end
                                                                      LaSalle University                           Registered
                                                                      from 1998 to 1999.                           Investment
                                                                                                                   Company);
                                                                                                                   Kalmar Pooled
                                                                                                                   Investment Trust;
                                                                                                                   Independence
                                                                                                                   Blue Cross;
                                                                                                                   IntriCon
                                                                                                                   Corporation
                                                                                                                   (industrial
                                                                                                                   furnaces and
                                                                                                                   ovens).


WT Mutual Fund and WT Investment Trust I
________________________________________

  Trustees and Officers - continued
________________________________________________________________________________

INDEPENDENT TRUSTEES


                                                                                                     Number of
                                                                                                   Portfolios in
                                                                               Principal                Fund            Other
                            Position(s)           Term of Office             Occupation(s)            Complex        Directorships
                             Held with            and Length of                During Past           Overseen by        Held by
Name, Address and Age      Fund Complex            Time Served                  Five Years             Trustee          Trustee
______________________  _________________  _________________________  ___________________________  ______________  _________________

LOUIS KLEIN, JR.        Trustee            Shall serve until death,   Self-employed                      48        WHX
Date of Birth: 5/35                        resignation or removal.    financial consultant                         Corporation
                                           Trustee since October      since 1991.                                  (industrial
                                           1999.                                                                   manufacturer);
                                                                                                                   CRM Mutual
                                                                                                                   Fund Trust

CLEMENT C. MOORE, II    Trustee            Shall serve until death,   Managing Partner,                  48        CRM Mutual
Date of Birth: 9/44                        resignation or removal.    Mariemont Holdings,                          Fund Trust
                                           Trustee since October      LLC, (real estate
                                           1999.                      holding and
                                                                      development company)
                                                                      since 1980.



JOHN J. QUINDLEN        Trustee            Shall serve until death,   Retired since 1993.                48        None
Date of Birth: 5/32                        resignation or removal.
                                           Trustee since October
                                           1999.



MARK A. SARGENT         Trustee            Shall serve until death,   Dean and Professor of              48        Wilmington
Date of Birth: 4/51                        resignation or removal.    Law, Villanova                               Low Volatility
                                           Trustee since November     University School of                         Fund of Funds
                                           2001.                      Law since July 1997.                         (Closed-end
                                                                      Associate Dean for                           Registered
                                                                      Academic Affairs                             Investment
                                                                      University of Maryland                       Company).
                                                                      School of Law from
                                                                      1994 to 1997.


WT Mutual Fund and WT Investment Trust I
________________________________________

  Trustees and Officers - continued
________________________________________________________________________________

EXECUTIVE OFFICERS


                                                                                                     Number of
                                                                                                   Portfolios in
                                                                               Principal                Fund            Other
                            Position(s)           Term of Office             Occupation(s)            Complex        Directorships
                             Held with            and Length of                During Past           Overseen by        Held by
Name, Address and Age      Fund Complex            Time Served                  Five Years             Trustee          Trustee
______________________  _________________  _________________________  ___________________________  ______________  _________________

ERIC K. CHEUNG           Chief Financial   Shall serve at the         Vice President,                   N/A               N/A
1100 North Market Street Officer,          pleasure of the Board      Wilmington Trust
Wilmington, DE 19890     Vice President    and until successor is     Company Since 1986;
Date of Birth: 12/54     and Treasurer     elected and qualified.     and Vice President and
                                           Officer since October      Director of Rodney
                                           1998.                      Square Management
                                                                      Corporation since
                                                                      2001.


JOSEPH M. FAHEY, JR.     Vice President    Shall serve at the         Vice President, Rodney            N/A               N/A
1100 North Market Street                   pleasure of the Board      Square Management
Wilmington, DE 19890                       and until successor is     Corporation since
Date of Birth: 1/57                        elected and qualified.     1992.
                                           Officer since November
                                           1999.



WILLIAM P. RICHARDS, JR. Vice President    Shall serve at the         Managing Director,                N/A               N/A
100 Wilshire Boulevard                     pleasure of the Board      Roxbury Capital
Suite 1000                                 and until successor is     Management LLC
Santa Monica, CA 90401                     elected and qualified.     since 1998.
Date of Birth: 11/36                       Officer since November
                                           2004.


ANNA M. BENCROWSKY       Chief             Shall serve at the         Vice President and                N/A               N/A
1100 North Market Street Compliance        pleasure of the Board      Chief Compliance
Wilmington, DE 1989      Officer           and until  successor is    Officer, Rodney Square
Date of Birth: 5/51                        elected and qualified.     Management Corporation
                                           Officer since September    since 2004; Vice President
                                           2004.                      and Chief Compliance
                                                                      Advisors, LP From 1998
                                                                      to 2004; Vice President,
                                                                      Secretary, and Treasurer,
                                                                      1838 Investment Advisors
                                                                      Funds from 1995 to 2004;
                                                                      Vice President and Secretary,
                                                                      1838 Bond-Debenture
                                                                      Trading Fund from
                                                                      1982 to 2004.


CHARLOTTA NILSSON        Secretary         Shall serve at the         Mutual Fund                       N/A               N/A
1100 North Market Street                   pleasure of the Board      Regulatory Administrator,
Wilmington, DE 19890                       and until successor is     Wilmington Trust Company
Date of Birth: 9/70                        elected and qualified.     since 2003.
                                           Officer since February     From 2001 to 2003
                                           2003.                      Regulatory Administrator,
                                                                      PFPC, Inc.



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WT Mutual Fund and WT Investment Trust I
________________________________________

    Trustees and Officers - continued
________________________________________________________________________________


Voting Proxies on Fund Portfolio Securities

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to securities held in the Fund's portfolios is available, without charge and upon request, on the SEC's website at http://www.sec.gov. Information regarding how the investment adviser voted proxies for the most recent twelve month period ended June 30 is available without charge and upon request, on the SEC's website listed above.


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                  TRUSTEES
              Robert H. Arnold
              Dr. Eric Brucker
            Robert J. Christian
                Fred Filoon
            Nicholas A. Giordano
              Louis Klein, Jr.
            Clement C. Moore, II                 _______________________
              John J. Quindlen                  |                       |
              Mark A. Sargent                   |                       |
           _______________________              |                       |
                                                |     ROXBURY LOGO      |
                  OFFICERS                      |                       |
      Robert J. Christian, President/           | _____________________ |
          Chief Executive Officer               |                       |
        Eric Cheung, Vice President             |                       |
     Chief Financial Officer/Treasurer          |                       |
    Joseph M. Fahey, Jr., Vice President        |     ROXBURY LOGO      |
        Charlotta Nilsson, Secretary            |                       |
    Anna M. Bencrowsky, Vice President/         |                       |
          Chief Compliance Officer              |                       |
  William P. Richards, Jr., Vice President      | Small Cap Growth Fund |
        ____________________________            |    Mid Cap Fund       |
                                                |                       |
             INVESTMENT ADVISER                 | _____________________ |
      Roxbury Capital Management, LLC           |                       |
    100 Wilshire Boulevard, Suite 1000          |                       |
           Santa Monica, CA 90401               |                       |
           ______________________               |     Annual Report     |
                                                |    June 30, 2005      |
                 CUSTODIAN                      |                       |
          Wilmington Trust Company              | _____________________ |
          1100 North Market Street
            Wilmington, DE 19890
           ______________________

              TRANSFER AGENT,
             ADMINISTRATOR AND
              ACCOUNTING AGENT
                 PFPC Inc.
            301 Bellevue Parkway
            Wilmington, DE 19809

This annual report is authorized for distribution only to shareholders and to others who have received a current prospectus of the Roxbury Funds.